
   [SEAL]  ROSS MILLER                         Filed in the office of      Document Number
           Secretary of State                  /s/ Ross Miller             20080237197-59
           204 North Carson Street, Ste. 1     Ross Miller                 Filing Date and Time
           Carson City, Nevada 89701-4299      Secretary of State          04/04/2008 10:45 AM
           (778) 684-5708                      State of Nevada             Entity Number
           Website:  secretaryofstate.biz                                  E0898672006-3


   ****************************************
   *                                      *
   *      CERTIFICATE OF AMENDMENT        *
   * (PURSUANT TO NRS 78.385 AND 78.390)  *
   *                                      *
   ****************************************


                                       ABOVE SPACE IS FOR OFFICE USE ONLY

      USE BLACK INK ONLY - DO NOT HIGHLIGHT


            CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                       FOR NEVADA PROFIT CORPORATIONS
        (Pursuant to NRS 78.385 and 78.390 - After issuance of Stock)

   1.  Name of corporation:

                               PROPALMS, INC.

   2. The articles have been amended as follows (provide article numbers, if available):

   The Articles of Incorporation of the corporation have been amended in part by a written consent of a majority of the stockholders entitled to vote and by all the directors of the corporation on April 4, 2008, as follows:

   RESOLVED, that the corporation adopts a fiscal year ending January 31st of each year.



   3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 80%

   4.  Effective date of filing (optional):  April 4, 2008
       (must not be later than 90 days after the certificate is filed)


   5.  Official Signature (REQUIRED):  X  /s/ Robert Zysblat
                                          ------------------------------







   *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

   IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.


   This form must be accompanied by appropriate fees.

                           Nevada Secretary of State AM 78.385 Amend 2007
                                                    Revised on:  01/01/07